EXHIBIT 99.2

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FRONTIER

The following summary consolidated balance sheet information as of December 31, 2021 and consolidated statement of operations information for each of the years in the three-year period ended December 31, 2021 have been derived from our audited consolidated financial statements.

The summary consolidated balance sheet information presented below as of March 31, 2022 and consolidated statement of operations information presented below for the three months ended March 31, 2022 are derived from our unaudited consolidated financial statements.  The combined unaudited consolidated statement of operations information for the twelve-months ended March 31, 2022 has been included herein in order to provide information for the latest practicable twelve month period and has been derived by combining the applicable financial data from the unaudited consolidated statement of operations for the three months ended March 31, 2022 with the applicable financial data from the audited consolidated statement of operations for the  eight months ended December 31, 2021 for Frontier Communications Parent, Inc. (“Successor”) and one month ended April 30, 2021 unaudited consolidated statement of operations for Frontier Communications Corporation (“Predecessor”). The audited consolidated statement of operations information for the eight months ended December 31, 2021 and the unaudited one month ended April 30, 2021 has been derived from our audited consolidated financial statements for the year ended December 31, 2021 and certain unaudited financial data. The summary consolidated statement of operations information presented below for the years ended December 31, 2020 and 2019 are derived from Old Frontier’s audited consolidated financial statements for each of the years in the two-year period ended December 31, 2020, as filed in Old Frontier’s Annual Report on Form 10-K on March 3, 2021. While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have presented combined non-GAAP results for the year ended December 31, 2021, in order to allow investors to compare our operating results on a year-over-year basis, which has been derived by combining the applicable financial data from our audited consolidated statement of operations included in our audited consolidated financial statements for the period of eight months ended December 31, 2021 (Successor) and the period of four months ended April 30, 2021 (Predecessor).

This information is only a summary and should be read in conjunction with our management’s discussion and analysis of financial condition and results of operations included in our periodic reports and the historical consolidated financial statements and the notes thereto referred to above. Upon emergence from bankruptcy on April 30, 2021, we adopted fresh start accounting in accordance with Accounting Standards Codification (ASC) Topic 852 — Reorganizations and the parent became a new entity for financial reporting purposes. As a result, the consolidated financial statements after the effective date of our Chapter 11 reorganization (the “Effective Date”) are not comparable with the consolidated financial statements on or before that date. Our historical results are not necessarily indicative of future results, and our interim results are not necessarily indicative of results to be expected for a full fiscal year period.

	Combined	Successor		Predecessor
	Twelve Months Ended March 31,	Three Months Ended March 31,	Eight Months Ended December 31,	One Month Ended April 30,	Four Months Ended April 30,	Year Ended December 31,

	2022	2022	2021	2021	2021	2020	2019
(in millions)	(unaudited)	(unaudited)	(audited)	(unaudited)	(audited)	(audited)	(audited)
Statement of Operations Information:
Revenue	$6,182	$1,447	$4,180	$555	$2,231	$7,155	$8,107
Total operating expenses	5,207	1,326	3,418	463	1,880	6,196	12,980
Operating income (loss)	975	121	762	92	351	959	(4,873)
Net income (loss)	4,960	65	414	4,481	4,541	(402)	(5,911)
Other Financial Information:
Capital expenditures(1)	$1,768	$447	$1,205	$116	$500	$1,181	$1,226
Adjusted EBITDA(2)	2,314	509	1,580	225	895	2,898	3,333
Adjusted EBITDA including fresh start accounting adjustments	$2,309	$509	$1,580	$220	N/A	N/A	N/A

	As of March 31,	As of December 31,
(in millions)	2022	2021
	(unaudited)	(audited)
Balance Sheet Information:
Total assets	$16,755	$16,481
Long-term debt (including current portion)	7,972	7,983
Total shareholders’ equity (deficit)	4,678	4,600
Other Financial Information (in thousands):
Customers	3,169	3,165
Broadband customers (excluding wholesale operations)	2,819	2,799

(1)	Capital expenditures related to CAF II are included in our reported amounts for capital expenditures.

(2)
EBITDA is a non-GAAP financial measure which we define as net income (loss) plus income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, losses (gains) on extinguishment of debt, and depreciation and amortization. Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, are non-GAAP financial measures which we define as EBITDA, as described above, adjusted to exclude certain GAAP pension/OPEB expenses (including pension settlement costs), restructuring costs and other charges, stock-based compensation, and certain other non-recurring items and the impact of fresh start accounting adjustments. Upon emergence from bankruptcy, we adopted fresh start accounting and became a new entity for financial reporting purposes. Subsequent to the Effective Date, as permitted by fresh start accounting, we adopted certain accounting policies which differed from those of the Predecessor. The “Impact of fresh start accounting” included in the table below reflects the total estimated impact on the Predecessor, had these Successor accounting policies been applied. A reconciliation of the differences between Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, and the most comparable financial measure calculated and presented in accordance with GAAP is set forth below. Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, are not measures of financial performance under GAAP and is not an alternative to operating income or net income, as reflected in the statement of operations, or to cash flows, as reflected in the statement of cash flows, and it is not necessarily indicative of cash available to fund all cash needs. Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, as used by us may not be comparable to similarly titled measures of other companies.

We believe that presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, provides useful information to investors regarding our financial condition and results of operations because, when used in conjunction with related GAAP financial measures, these measures (i) provides a more comprehensive view of our core operations and ability to generate cash flow, (ii) provides investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing us and our results of operations.

Our management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, to (i) assist in analyzing our underlying financial performance from period to period, (ii) evaluate the financial performance of our business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions and (v) assist management in understanding our ability to generate cash flow and, as a result, to plan for future capital and operational decisions. We believe that these measures are meaningful and useful for the reasons outlined above.

While we utilize EBITDA, Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, in managing and analyzing our business and financial condition and believe it is useful to management and to investors for the reasons described above, Adjusted EBITDA has certain shortcomings. Management compensates for the shortcomings by utilizing Adjusted EBITDA in conjunction with comparable GAAP financial measures. The information presented in this section should be read in conjunction with our consolidated financial statements and the related notes thereto in our periodic reports.

The following provides a reconciliation of Adjusted EBITDA and Adjusted EBITDA, including fresh start accounting adjustments, to the comparable GAAP measure, net loss for the periods presented. We expect our EBITDA and Adjusted EBITDA to decline in future periods relative to historical levels.

	Non-GAAP	Successor	Non-GAAP	Successor	Predecessor
	Combined		Combined
	Twelve Months Ended March 31,	Three Months Ended March 31,	Twelve Months Ended December 31,	Eight Months Ended December 31,	One Month Ended April 30,	Four Months Ended April 30,	Year Ended December 31,
(in millions)	2022	2022	2021	2021	2021	2021	2020	2019
Net Income (loss)	$4,960	$65	$4,955	$414	$4,481	$4,541	$(402)	$(5,911)
Add back:
Income Tax Expense (Benefit)	(107)	30	(50)	86	(223)	(136)	(84)	(611)
Interest Expense	389	103	375	257	29	118	762	1,535
Investment and Other (Income) Loss, Net	(71)	(77)	4	5	1	(1)	43	37
Pension Settlement Costs	—	—	—	—	—	—	159	57
Loss on Extinguishment of Debt	—	—	—	—	—	—	72	20
Reorganization Items, Net	(4,196)	—	(4,171)	—	(4,196)	(4,171)	409	—
Operating income (loss)	975	121	1,113	762	92	351	959	(4,873)
Depreciation and amortization	1,137	284	1,204	734	119	506	1,598	1,780
EBITDA	2,112	405	2,353	1,496	211	857	2,577	(3,093)
Add back:
Pension/OPEB expense	77	19	81	49	9	32	90	78
Restructuring costs and other charges	80	54	28	21	5	7	87	168
Rebranding costs	8	8	—	—	—	—	—	—
Stock-based compensation expense	33	15	17	18	—	(1)	3	15
Accrual for potential legal settlement	8	8	—	—	—	—	—	—
Storm-related insurance proceeds	(4)	—	(4)	(4)	—	—	(1)	(6)
Goodwill impairment charges	—	—	—	—	—	—	—	5,725
Loss on disposal of Northwest Operations	—	—	—	—	—	—	162	446
Adjusted EBITDA	$2,314	$509	$2,475	$1,580	$225	$895	$2,898	$3,333
Impact of fresh start accounting	(5)	—		—	(5)
Adjusted EBITDA including fresh start accounting adjustments	$2,309	$509	N/A	$1,580	$220	N/A	N/A	N/A